                                                                    Exhibit 10.6

                                    L E A S E
                                    ---------


  THIS INSTRUMENT IS A LEASE, dated as of February 2, 1999 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") located at 112 Turnpike Road, Westborough, Massachusetts. The parties to this instrument hereby agree with each other as follows:


                                    ARTICLE 1
                                    ---------

                             BASIC LEASE PROVISIONS
                             ----------------------


1.1   INTRODUCTION.  The following set forth basic data and, where appropriate,
      ------------
      constitute definitions of the terms hereinafter listed.

1.2   BASIC DATA.
      ----------

      Landlord: OTR, an Ohio general partnership, acting as the duly designated nominee of the State Teachers Retirement System of Ohio.

      Landlord's Original Address: 275 East Broad Street, Columbus, Ohio 43215.

      Tenant:  Peritus Software Services, Inc., a Massachusetts corporation.

      Tenant's Original Address:  2 Federal Street, Billerica, MA 01821

      Guarantor:  None.

      Basic Rent: The sum of (i) $172,326.00 ($21.00 per square foot of Premises Rentable Area) per annum, plus (ii) $7,795.70 ($0.95 per square foot of Premises Rentable Area) per annum as an allowance (the "Estimated Electricity Payment") toward the actual cost to Landlord of providing electricity to the Premises, as all of the same may be adjusted and/or abated pursuant to Sections
7.5 and 12.1.

      Premises Rentable Area: Agreed to be 8,206 square feet consisting of 6,906 square feet located on the third (3rd) floor of the Building and 1,300 square feet located on the first (1st) floor of the Building.

      Permitted Uses: Executive or professional offices, including software research, development and services, all of the type generally found in first-class office buildings in the suburban Boston area, subject to the provisions of
Section 5.1(a).

      Escalation Factor: 12.1%, as computed in accordance with the Escalation Factor Computation.

      Extended Term:   As defined in Section 15.1.

      Initial Term: Three (3) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the third (3rd) anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

      Security Deposit: $28,721.00

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      Base Operating Expenses: The actual Operating Expenses with respect to the calendar year ending December 31, 1999 (which includes an allowance of $0.95 per square foot of Building Rentable Area toward the actual cost to Landlord of providing convenience electricity to those portions of the Building leased or intended to be leased to tenants).

      Base Taxes: The sum of (x) one-half ( 1/2) the Taxes assessed with respect to the fiscal year ending June 30, 1999, as the same may be reduced by the amount of any abatement, and (y) one-half ( 1/2) the Taxes assessed with respect to the fiscal year ending June 30, 2000, as the same may be reduced by the amount of any abatement.

      Broker: Spaulding & Slye and Lynch, Murphy, Walsh & Partners, Inc.


1.3   ADDITIONAL DEFINITIONS.
      ----------------------

      Agent: Spaulding & Slye, Inc., or such other person or entity from time to time designated by Landlord.

      Building Rentable Area:  Agreed to be 72,634 square feet.

      Business Days: All days except Saturday, Sunday, New Year's Day, Martin Luther King Day, President's Day, Patriots Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that tenants occupying at least 50% of Building Rentable Area now or in the future recognize as holidays for their general office staff.

      Commencement Date:  As defined in Section 4.1.

      Construction Deadline: As defined in Section 4.2.

      Default of Tenant:  As defined in Section 13.1.

      Escalation Charges:  The amounts prescribed in Sections 8.1 and 9.2.

      Escalation Factor Computation: Premises Rentable Area divided by 93% of Building Rentable Area.

      Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

      Initial Public Liability Insurance: $3,000,000 per occurrence/$5,000,000 aggregate (combined single limit) for property damage, bodily injury or death.

      Landlord's Work: As defined in Section 4.2.

      Operating Expenses:  As determined in accordance with Section 9.1.

      Operating Year:  As defined in Section 9.1.

      Park: The properties owned by Landlord at 110, 112 and 114 Turnpike Road, Westborough, Massachusetts.

      Premises:  A portion of the Building as shown on Exhibit A annexed hereto.

      Property: The Building and the land parcels on which it is located (including adjacent sidewalks and other portions of the Park).

      Substantial Completion Date: As defined in Section 4.2.

      Tax Year:  As defined in Section 8.1.

      Taxes:  As determined in accordance with Section 8.1.

      Tenant's Removable Property:  As defined in Section 5.2.

      Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.


                                    ARTICLE 2
                                    ---------

                         PREMISES AND APPURTENANT RIGHTS
                         -------------------------------


2.1   LEASE OF PREMISES.  Landlord hereby demises and leases to Tenant for the
      -----------------
      Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2   APPURTENANT RIGHTS AND RESERVATIONS.  (a)  Tenant shall have, as
      -----------------------------------
      appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

      (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as not to unreasonably interfere with Tenant's use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls.

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      (c) Tenant shall also have the right (subject to reasonable rules and regulations from time to time established by Landlord) to use, on an non-exclusive, unreserved basis the parking areas located on the Property adjacent to the Building. The parking areas serving the Park contain approximately 4 spaces per 1,000 square feet of rentable area in the Park.


                                    ARTICLE 3
                                    ---------

                                   BASIC RENT
                                   ----------

3.1   PAYMENT.  (a) Tenant agrees to pay to Landlord, or as directed by
      -------
      Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Section 12.2), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Fleet Bank, Box 30474, 99 Founders Plaza, Hartford, CT 06108, Attn: Lockbox CT/EHF03N, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent is not paid when due, Tenant shall pay, in an addition to any charges under
      Section 14.18, at Landlord's request an administrative fee equal to 5% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, additional charges or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

      (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.


                                    ARTICLE 4
                                    ---------

                           COMMENCEMENT AND CONDITION
                           --------------------------


4.1   COMMENCEMENT DATE.  The Commencement Date shall be the last to occur of:
      -----------------

      (a)  January 1, 1999, or

      (b)  the day following the Substantial Completion Date, as defined in
      Section 4.2(c).

      Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date. Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall enter into a letter agreement substantially in the form annexed hereto as Exhibit E but the failure by either party to execute such a letter shall have no effect on the Commencement Date, as hereinabove determined.

4.2   PREPARATION OF THE PREMISES. (a) Landlord is currently having plans (the
      ---------------------------
      "Plans") for the layout of the Premises prepared, which Plans shall be submitted to Tenant for its approval, which shall not be unreasonably withheld or delayed. The Plan shall reflect the changes to the Premises shown on the sketch plan attached hereto as Exhibit LW-1 and listed on Exhibit LW-2 hereto. Failure by Tenant to disapprove any submission of the Plans within five (5) Business Days after submission shall constitute approval thereof. Any disapproval shall be accompanied by a reasonably specific statement of reasons therefor.

      (b) Promptly after approval of the Plans (and execution of a work letter if requested by Landlord) Landlord shall exercise all reasonable efforts to complete the work ("Landlord's Work") specified therein necessary to prepare the Premises for Tenant's occupancy, but Tenant shall have no claim against Landlord for failure so to complete such Work except the right to terminate this Lease in accordance with Section 4.2(d). Landlord shall perform Landlord's Work in a good and workmanlike manner, in accordance with applicable laws, codes and ordinances. To the extent that the cost to Landlord of completing Landlord's Work (as reasonably estimated by Landlord's contractor as of the time of approval of Tenant's Plans and including without limitation all architectural and engineering costs and fees) exceeds an amount ("Landlord's Contribution") equal to $15.00 per square foot of Premises Rentable Area, Tenant shall pay such excess to Landlord in cash within thirty (30) days after Landlord advises Tenant of the amount of such excess. Landlord's Contribution is based on the Original Scope of Work, as listed on Exhibit LW-2 hereto, as well as additional HVAC and electrical work associated with the first floor computer room. If at the time of approval of the Plans Tenant elects to reduce the Original Scope of Work such that there is a resulting cost savings so that the actual cost is less than Landlord's Contribution, Tenant shall be allowed to spend an amount equal to not more than 50% of the excess of Landlord's Contribution over the actual cost, provided that amount shall only be used for work associated with HVAC and electrical improvements to the first floor space. Tenant shall, if requested by Landlord, execute a work letter confirming any excess costs prior to the time Landlord shall be required to commence work. In the event that the actual cost to Landlord of completing Tenant's Work is greater or less than the estimate of Landlord's contractor, then Tenant shall pay, or Landlord shall credit, such difference (as the case may be) within fifteen
      (15) days after Landlord shall advise Tenant of such actual cost.

      (c) The Premises shall be deemed ready for occupancy on the first day (the "Substantial Completion Date") as of which (i) Landlord's Work has been completed except for minor items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e. so-called "punch list" items), (ii) all conditions for a certificate of use and occupancy have been satisfied and such a certificate has been requested, and (iii) Tenant has been given notice thereof. Landlord shall complete as soon as conditions permit all "punch list" items (and in any event within sixty (60) days after substantial completion) and Tenant shall afford Landlord access to the Premises for such purposes.

      (d) If the Substantial Completion Date has not occurred by that day which is ninetieth (90th) day after the date hereof (the "Construction Deadline," as it may be extended pursuant to Section 4.4), Tenant shall have the right to terminate this Lease by giving notice to Landlord, not later than thirty (30) days after the Construction Deadline (as so extended), of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party ninety (90) days after the giving of such notice, unless, within such 90-day period, Landlord substantially completes Landlord's Work; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such Work within such time.

4.3   CONCLUSIVENESS OF LANDLORD'S PERFORMANCE.  Except to the extent to which
      ----------------------------------------
      Tenant shall have given Landlord notice, not later than the end of the second full calendar month of the Term of this Lease next beginning after the Commencement Date (which period shall be extended to the first anniversary of the Commencement Date for defects that could not have been discovered through normal use or testing or by careful visual inspection), of respects in which Landlord has not performed Landlord's Work, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work. Except for Landlord's Work, the Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord's Work, have found the same satisfactory.

4.4   TENANT'S DELAYS.  (a)  If a delay shall occur in the Substantial
      ---------------
      Completion Date and such delay would not have occurred but for:

      (i) any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason;

      (ii)  any change by Tenant in any of the Plans;

      (iii) any other act or omission of Tenant or its officers, agents, servants or contractors;

      (iv) any special requirement of the Plans not in accordance with Landlord's building standards; or

      (v) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii) or (iv) of this paragraph and the fitting of such Work back into such schedule;

      then Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day of such delay the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Tenant's obligation to pay Basic Rent (without regard to any period of free rent) commenced immediately prior to such delay.

      (b) If a delay in the Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph (a), such delay shall be deemed added to the delay described in that paragraph.

      (c) The delays referred to in paragraphs (a) and (b) are herein referred to collectively and individually as "Tenant's Delay."

      (d) If, as a result of Tenant's Delay(s), the Substantial Completion Date is delayed in the aggregate for more than ninety (90) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses reasonably incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

      (e) The Construction Deadline shall automatically be extended for the period of any delays caused by Tenant's Delay(s) or Force Majeure.


                                    ARTICLE 5
                                    ---------

                                 USE OF PREMISES
                                 ---------------


5.1   PERMITTED USE.  (a)  Tenant agrees that the Premises shall be used and
      -------------
      occupied by Tenant only for Permitted Uses specifically excluding, without limitation, use for medical, dental, governmental, utility company or employment agency offices.

      (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

          (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

          (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building (and, in the case of multi-tenant floors, in that floor's elevator lobby) in which will be placed Tenant's name and the location of the Premises in the Building;

          (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

          (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including without limitation the Americans With Disabilities Act of 1990 (provided that Tenant shall not be required to make any structural changes to the Building or the Premises as a result of such requirements, unless such requirements would not be applicable to the Premises or Tenant's use thereof but for Tenant's particular business uses); and

          (v) Tenant shall continuously throughout the Term of this Lease occupy the Premises for Permitted Uses.

5.2   INSTALLATIONS AND ALTERATIONS BY TENANT.  (a)  Tenant shall make no
      ---------------------------------------
      alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises (including any improvements other than Landlord's Work necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which shall not be unreasonably withheld with respect to alterations, additions or improvements that do not affect the structure of the Building or the electrical, mechanical or plumbing systems therein. Any such alterations, additions or improvements shall be in accordance with complete plans and specifications meeting the requirements set forth in the rules and regulations from time to time in effect and approved in advance by Landlord. Such work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, (ii) be made at Tenant's sole cost and expense and at such times and in such a manner as Landlord may from time to time reasonably designate, (iii) be made only in accordance with the rules and regulations from time to time in effect with respect thereto, and (iv) except to the extent specified by Landlord, and except for Tenant's Removable Property, become part of the Premises and the property of Landlord. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

      (b) All articles of personal property and all business fixtures, machinery and equipment and furniture, including without limitation the supplemental HVAC and telecommunication and other equipment described on Exhibit F
                                                                  ---------
      hereto, owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

      (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

      (d) In the course of any work being performed by Tenant (including without limitation the "field installation" of any Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Building or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with Landlord, or which are controlled by Landlord or, if Landlord is a partnership, by any partner of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.


                                    ARTICLE 6
                                    ---------

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

  6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily,
      -----------
      involuntarily, by operation of law or otherwise neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting, without in each and every instance obtaining the prior written consent of Landlord (which consent Landlord may grant or withhold in its sole discretion). Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of Basic Rent, Escalation Charges or other charges due under this Lease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article VI. The provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease.

      (b) The provisions of paragraph (a) shall not apply to either: transactions with an entity into or with which Tenant is merged or consolidated, or to which substantially all of Tenant's assets are transferred; or transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in either such event:

          (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease,

          (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and

          (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.

      (c) If, in violation of this Article 6, this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.



                                    ARTICLE 7
                                    ---------

              RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
             ------------------------------------------------------
                      SERVICES TO BE FURNISHED BY LANDLORD
                      ------------------------------------


7.1   LANDLORD REPAIRS.  (a)  Except as otherwise provided in this Lease,
      ----------------
      Landlord agrees to keep in good order, condition and repair the roof, public and common areas, exterior walls (including exterior glass) and structure of the Building (including all HVAC, plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant's written request or as a result of Tenant's requirements in excess of building standard design criteria, it being expressly agreed that Tenant shall be solely responsible for maintenance, repair and replacement of any supplement HVAC unit installed in the first floor computer room), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

      (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

      (c) If Landlord shall be required to make any repairs or alterations to the Premises to comply with any laws and requirements of public authorities hereafter in effect, or with any directions, rules or regulations of governmental agencies having or purporting to have jurisdiction, and if the cost to Landlord of making such repairs or alterations, together with the cost of other such repairs or alterations theretofore required, would exceed an amount equal to six months' Basic Rent in the aggregate, Landlord may (but shall not be required to) elect to terminate this Lease by giving Tenant notice of its desire to do so, which notice shall set forth a date not less than ninety (90) days from the giving of such notice on which this Lease shall terminate with the same force and effect as if such date were the date originally set forth herein as the expiration hereof. Tenant may, however, void Landlord's election to so terminate this Lease by giving Landlord notice, within fifteen days after the date of Landlord's notice to Tenant, to the effect that Tenant shall, at Tenant's expense, promptly and diligently cause all such repairs or alterations to be performed in the Premises, and Tenant shall hold Landlord harmless from and against any and all costs, expenses, penalties and/or liabilities (including without limitation reasonable legal fees and costs) in connection therewith.

7.2   TENANT'S AGREEMENT.  (a) Tenant will keep reasonably neat and clean and
      ------------------
      maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and the standards recommended by the Boston Board of Fire Underwriters, and shall, at Tenant's expense, obtain all permits, licenses and the like required by applicable law. To the extent that the Premises constitute a "Place of Public Accommodation" within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. Notwithstanding the foregoing or the provisions of Article XII, to the maximum extent this provision may be enforceable according to law, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Property increases as a result of payment by the insurer of any claim arising from the any act or neglect of Tenant, or its contractors or invitees, Tenant shall be pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as an additional charge.

      (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason thereof.

7.3   FLOOR LOAD - HEAVY MACHINERY. (a)  Tenant shall not place a load upon any
      ----------------------------
      floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, but which may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

      (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4   BUILDING SERVICES.  (a) Landlord shall, on Business Days from 8:00 a.m. to
      -----------------
      6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding 3.0 watts per square foot of Premises Rentable Area. Landlord has advised Tenant that the Building heating needs are served by a gas-fired Hydrotherm boiler, with hot water fin-tube radiation, and that cooling needs are served by three McQuay variable rooftop units, which supply VAV boxes serving the Premises. Landlord reserves the right to modify the Building system from time to time, provided that the service to the Premises, as hereinabove stated, is not diminished. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect (which shall be computed using Landlord's actual cost plus a reasonable administrative charge). Landlord and Tenant acknowledge that, as part of Tenant's initial improvements in the Premises, Tenant is installing, at its cost, a Liebert cooling system to provide supplemental cooling in Tenant's computer room, which system shall constitute a part of Tenant's Removable Property as described on Exhibit F. Tenant shall be solely responsible for the repair and maintenance of such system and equipment, and the cost of electricity therefor shall be paid by Tenant in accordance with a separate check meter to be installed therefor. Without limiting the foregoing, in the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

      (b) Landlord shall also provide:

          (i) Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building.

          (ii) Warm water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

          (iii) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards from time to time in effect for the Building.

          (iv) Free access to the Premises on Business Days from 8:00 a.m. to 6:00 p.m., and at all other times subject to security precautions from time to time in effect, and subject always to restrictions based on emergency conditions.

      (c) Landlord or Agent may from time to time, but shall not be obligated to, provide one or more uniformed attendants in or about the lobby of the Building. Unless Landlord expressly agrees otherwise in writing, such attendant(s) shall serve functions such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed. Tenant expressly acknowledges and agrees that: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and
      (ii) if provided, such attendants will be provided solely as an amenity to tenants of the Building for the sole purposes set forth above, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant's Premises or of Tenant's employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of Article X hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

7.5   ELECTRICITY.  (a) Landlord shall supply electricity to the Premises to
      -----------
      meet a demand requirement not to exceed 3.0 watts per square foot of Premises Rentable Area for standard single-phase 120 volt alternating current and Tenant agrees in its use of the Premises (i) not to exceed such requirements and (ii) that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant's sole cost and expense. Landlord shall purchase and install, at Tenant's expense (which shall be computed using Landlord's actual cost plus a reasonable administrative charge), all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than personal computers, facsimile transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand-held or desk top calculators, dictaphones, desktop computers and other similar small electrical equipment normally found in business offices and not drawing more than 15 amps at 120/208 volts. Landlord has advised Tenant that, as of the date hereof, the Building has electrical equipment and supply providing 1,200 amp, 277/480 volt, 3-phase, 4-wire service, with the main switch in the second floor electric closet, and a tenant buss duct in electric closets on each floor. Landlord reserves the right to modify the Building system from time to time, provided that the service to the Premises, as hereinabove stated, is not diminished.

      (b) From time to time during the Term of this Lease, Landlord shall have the right to have an independent electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which survey shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the actual cost of such survey (plus a reasonable administrative fee) and the cost, as determined by such consultant, of electricity usage in excess of such requirements as an additional charge.

      (c) Landlord shall have the right to either (A) discontinue furnishing electricity to the Premises at any time upon not less than thirty (30) days' notice to Tenant provided Landlord shall, at Landlord's expense (unless such action results from Tenant's having exceeded the requirements in paragraph (a) above), separately meter the Premises directly to the applicable public utility company, or (B) install at Landlord's expense (unless such action results from Tenant's having exceeded the requirements in paragraph (a) above), a so called "check meter" which measures the actual electric usage in the Premises. If Landlord exercises such right under clause (A), from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the Premises. If Landlord exercises such right in clause (B) from and after the date of installation of such check meter, tenant's electric cost for the Premises shall be determined periodically by Landlord (based on such meter readings), using the rate (per kilowatt/hour) paid by Landlord for electricity to other portions of the Building. In either case:

          (i) in the computation of Operating Expenses, only the cost of electricity supplied to those portions of the Building other than those leased or intended to be leased to tenants for their exclusive use and occupancy, i.e., only those areas which are so-called common areas, shall be included;

          (ii) Tenant shall no longer be required to pay the Estimated Electricity Payment, and Base Operating Expenses shall be reduced by $0.95 per square foot of Building Rentable Area; and

          (iii) Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant provided that the limits set forth in paragraph (a) shall not be exceeded, and Tenant shall be responsible for payment of all electricity charges directly to such utility.

      (d) Tenant shall not at any time contract to purchase electricity from any provider (an "ASP") other than the service provider from whom Landlord from time to time shall purchase electricity for the common areas of the Building, or give any such ASP permission to install lines or other equipment, without in each case obtaining the Landlord's prior written consent. Such consent shall not be unreasonably withheld or delayed, provided that it shall not be unreasonable in any case for Landlord to require: (i) that Landlord shall not be required to incur any expense in connection with any aspect of the service to be provided by Tenant's ASP, including without limitation, the cost of installation, service and/or removal of equipment, fixtures or materials associated therewith; (ii) that prior to the commencement of any work in the Building by the ASP, Landlord shall have been furnished with information (acceptable to Landlord in its sole discretion) as to the ASP's financial condition, business reputation and insurance coverage; (iii) that Landlord shall have determined that there is sufficient space in the Premises and in any common electrical closets (for which Landlord may charge a reasonable fee) or other facilities for the ASP to install, maintain and repair its equipment, and that the installation, maintenance and repair of such equipment shall not have any detrimental effect on the Building, the Property or on the property or facilities of any other tenant or occupant of any part thereof; (iv) that Tenant and/or the ASP shall have obtained all necessary permits, licenses and approvals;
     (v) that Landlord shall have the right to have access to any equipment placed in the Building for purposes of inspection and ensuring compliance herewith; and (vi) that Tenant's agreement with the ASP shall not result in any adverse financial impact on Landlord or the other tenants in the Building. Tenant shall be solely responsible for any and all costs and expenses incurred in connection with the installation, use, maintenance, repair and removal of such equipment and shall indemnify, defend and hold Landlord harmless from and against any loss, cost, damage or expense suffered by Landlord as a result of Tenant's arrangements with its ASP (except to the extent arising from Landlord's grossly negligent acts or omissions). Landlord shall have no liability for the service to be provided by any ASP, including without limitation any loss or interruption of service or any damages to Tenant or its business arising therefrom.


                                    ARTICLE 8
                                    ---------

                                REAL ESTATE TAXES
                                -----------------


8.1   PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES.  (a)  For the purposes of this
      ----------------------------------------
      Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to (i) the Property for any Tax Year.

      (b) In the event that for any reason, Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for such Tax Year, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

      (c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord.

8.2   ABATEMENT.  If Landlord shall receive any tax refund or reimbursement of
      ---------
      Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall promptly pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or equivalent sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event, shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of
      Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or Base Taxes are abated.

8.3   ALTERNATE TAXES.  (a)  If some method or type of taxation shall replace
      ---------------
      the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord, Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay an equitable share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

      (b) If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within thirty (30) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.


                                    ARTICLE 9
                                    ---------

                         OPERATING AND UTILITY EXPENSES
                         ------------------------------


9.1   DEFINITIONS.  For the purposes of this Article, the following terms shall
      -----------
      have the following respective meanings:

      Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

      Operating Expenses: aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property all as set forth in Exhibit C annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all) tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year. Without limitation of the foregoing, Tenant acknowledges that the Building is a portion of the Park, and that under certain circumstances, Landlord will have services performed or materials supplied to one or more buildings or common areas in the Park. Landlord shall allocate the cost of such services and materials among one, two or all three buildings in the Park, as Landlord shall deem reasonably appropriate (Landlord's allocation being conclusive and binding) and, to the extent that any such cost would be included in Operating Expenses if supplied only to the Building, the Building's reasonable share of any such costs provided to the Park shall likewise be included in Operating Expenses.

9.2   TENANT'S PAYMENTS.  (a)  In the event that for any Operating Year
      -----------------
      Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

      (b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.


                                   ARTICLE 10
                                   ----------

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE
                    ----------------------------------------


10.1  TENANT'S INDEMNITY.  (a) Except to the extent that such claims arise from
      ------------------
      the negligent or willful and wrongful acts or omissions of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage occurring outside of the Premises but on the Property where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors; or
      (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

      (b) Landlord agrees to indemnify and save harmless Tenant from and against all claims, loss, cost, damage or expense of whatever nature arising from any accident, injury or damage, to the extent that such accident, damage or injury results from an act or omission on the part of Landlord or Landlord's agents or employees and occurring after the date of this Lease until the end of the Term of this Lease. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

10.2  PUBLIC LIABILITY INSURANCE.  Tenant agrees to maintain in full force from
      --------------------------
      the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty (30) days' prior notice, shall be written on an "occurrence" basis, and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time (but not more often than annually) reasonably request, and a duplicate original thereof shall be delivered to Landlord.

10.3  TENANT'S RISK.  Tenant agrees to use and occupy the Premises and to use
      -------------
      such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Except to the extent that such claims arise from the negligent or willful and wrongful acts or omissions of Landlord or its agents or employees, neither Landlord nor Landlord's insurers shall have any responsibility or liability for any loss of or damage to Tenant's Removable Property. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any alterations, additions or improvements installed by Tenant pursuant to
      Section 5.2, to the extent that the same have not become the property of Landlord, and other so-called improvements and betterments. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4  INJURY CAUSED BY THIRD PARTIES.   Except to the extent that such claims
      ------------------------------
      arise from the negligent or willful and wrongful acts or omissions of Landlord or its agents or employees, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

                                   ARTICLE 11
                                   ----------

                          LANDLORD'S ACCESS TO PREMISES
                          -----------------------------


11.1  LANDLORD'S RIGHTS.  Landlord  and Agent shall have the right to enter the
      -----------------
      Premises at all reasonable hours, and upon reasonable advance notice (which need not be in writing, and which need not be given at all in the event of any emergency) for the purpose of inspecting or making repairs to the same, and Landlord and Agent shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.


                                   ARTICLE 12
                                   ----------

                           FIRE, EMINENT DOMAIN, ETC.
                           --------------------------


12.1  ABATEMENT OF RENT.  If the Premises shall be damaged by fire or casualty,
      -----------------
      Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2  LANDLORD'S RIGHT OF TERMINATION.  If the Premises or the Building are
      -------------------------------
      substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3  RESTORATION.  If this Lease shall not be terminated pursuant to Section
      -----------
      12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to their pre-existing condition, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within four months after the expiration of the 90-day period referred to in Section 12.2 (which four-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional two months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

12.4  AWARD.  Landlord shall have and hereby reserves and excepts, and Tenant
      -----
      hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12.5  LANDLORD'S INSURANCE.  Landlord agrees to maintain in full force and
      --------------------
      effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 80% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.


                                   ARTICLE 13
                                   ----------

                                     DEFAULT
                                     -------


13.1  TENANT'S DEFAULT.  (a) If at any time subsequent to the date of this Lease
      ----------------
      any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

          (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or additional charges hereunder when due and such failure shall continue for three (3) full Business Days after notice to Tenant from Landlord; or

          (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

          (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

          (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

          (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

          (vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          (vii) If: (x) Tenant shall fail to pay the Basic Rent, Escalation Charges, additional charges or other charges hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses
          (i) or (ii) above; or (y) a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired; and a similar failure or Default shall occur more than twice within the next 365 days (whether or not such similar failure is cured within the applicable grace period);

      then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

      (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.C (S)101, et seq.. If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

          (i)  file a motion to assume the Lease with the appropriate court;

          (ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (A) cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within 10 days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within 30 days from the date of the assumption;

               (B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within 10 days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

               (C) provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

               (D) deliver to Landlord a written statement that the conditions herein have been satisfied.

      (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

          (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

          (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in
               Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above;

      (d) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

          (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9;

          (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9 hereof;

          (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

          (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder; and

      (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

      (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

          (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

          (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness;

      (g) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

      (h) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Escalation Charges and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses reasonably incurred in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, alteration costs and expenses (to the extent necessary to re-let the Premises as standard office space) of preparation for such reletting; (y) if, in accordance with Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such
      Section 3.1(a); and (z) the then unamortized portion of Landlord's Contribution as of the date of such termination. Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clauses (y) and (z) above to Landlord upon such termination.

      (i) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (discounted to then net present value using an interest rate of five percent (5%) per annum) assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period (also discounted to then net present value using an interest rate of five percent (5%) per annum).

      (j) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      (k) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv)-(a)(vi) of this Section
      13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

      (l) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

      (m) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2  LANDLORD'S DEFAULT.  Landlord shall in no event be in default in the
      ------------------
      performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity. References above to such 30-day period shall be shortened to that period which is reasonable in the event of an emergency.


                                   ARTICLE 14
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


14.1  EXTRA HAZARDOUS USE.  Tenant covenants and agrees that Tenant will
      -------------------
      not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2  WAIVER.  (a) Failure on the part of Landlord or Tenant to complain
      ------
      of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

      (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3  COVENANT OF QUIET ENJOYMENT.  Tenant, subject to the terms and
      ---------------------------
      provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4  LANDLORD'S LIABILITY.  (a) Tenant specifically agrees to look solely
      --------------------
      to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

      (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

      (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

      (d) Where provision is made in this Lease for Landlord's consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any expenses incurred by Landlord (including without limitation legal fees and costs, if any) in connection therewith.

      (e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5  NOTICE TO MORTGAGEE OR GROUND LESSOR.  After receiving notice from any
      ------------------------------------
      person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. Landlord hereby gives Tenant notice that the holder of a mortgage on the Property as of the date hereof is IDS Life Insurance Company, 733 Marquette Avenue, Minneapolis, MN 55402, Attn: RELM Unit #401.

14.6  ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.  (a) With reference to any
      -----------------------------------------
      assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

      (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

      (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7  RULES AND REGULATIONS.  Tenant shall abide by reasonable rules and
      ---------------------
      regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. Rules and Regulations currently in effect are set forth in Exhibit B.

14.8  ADDITIONAL CHARGES.  If Tenant shall fail to pay when due any sums
      ------------------
      under this Lease designated as an Escalation Charge or additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9  INVALIDITY OF PARTICULAR PROVISIONS.  If any term or provision of this
      -----------------------------------
      Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the
      -----------------------
      terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article 6 hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but, if the Term
      ---------
      of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices shall or may
      -------
      be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested:

      If intended for Landlord, addressed to Landlord at Landlord's Original Address and marked: "Attention: Mr. Andrew Paul" with a copy to Stephen
      T. Langer, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

      If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises, (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

      All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING; TENANT'S REPRESENTATION. The submission of
      ---------------------------------------------------
      this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. As a material inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants to Landlord that Tenant is not a political subdivision of the State of Ohio, or an authority, instrumentality, or municipality of the State of Ohio or a corporation or other entity in which any of the foregoing described entities own or control fifty percent (50%) or more of the stock or other evidence of ownership.

14.14 PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS.  The paragraph
      -------------------------------------------------
      headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR.  This Lease shall be subordinate
      ------------------------------------
      to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's request. In no event shall the holder of any mortgage or ground lease ever: (A) be liable for any act or omission of Landlord hereunder occurring prior to such holder's succession to Landlord's interest hereunder; or (B) be subject to any defense or offset accruing in favor of the Tenant against Landlord prior to such holder's succession to Landlord's interest hereunder; or (C) be bound by any modification of this Lease made without such holder's written consent or by any prepayment of more than one month's rent.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary
      -------------
      to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. If, in Section 1.2 hereof, a security deposit is
      ----------------
      specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. There then existing no Default of Tenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Tenant), Landlord shall return the deposit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be
      ------------------
      required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at Fleet Bank, N.A. (but in no event less than 18% per annum), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at Fleet Bank, N.A. (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of
      ------------
      the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. The Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as a renewal of one (1) year, to be on the terms and conditions set forth in this Paragraph 14.19.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the
      ---------------------
      following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant: (i) mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from, and forever waives, any and all claims with respect to such loss, but only to the extent of the limits of insurance carried with respect thereto, less the amount of any deductible; and (ii) mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of
      ---------------------
      the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in reasonably neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property (including without limitation the equipment listed on Exhibit F) and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord as a part of Landlord's Work or otherwise in preparing the Premises for Tenant's occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22 SUBSTITUTE SPACE; DEMOLITION. (a) If Landlord so requests, Tenant
      ----------------------------
      shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall, on not less than one hundred twenty
      (120) days' notice, provide to Tenant substitute space in the Building, such space to be substantially comparable in size, layout, finish and utility to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its Removable Property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant. Any such substitute space shall, from and after such relocation, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease.

      (b) Notwithstanding any provision of this Lease to the contrary, in the event that Landlord desires to substantially remodel or rehabilitate the Building, and in connection therewith Landlord intends to demolish the Building or the interior thereof, then Landlord shall have the right to terminate the Lease by giving Tenant notice thereof, which notice shall set forth a date (the "Termination Date"), which shall be not less than six (6) months after the date of such notice, on which the Lease shall terminate. Such notice shall in no event be given sooner than nine (9) months prior to the date on which Landlord intends in good faith to commence such demolition. If Landlord shall give any such notice, then upon the Termination Date, this Lease shall terminate with the same force and effect as if such Date were the date originally set forth therein as the expiration date thereof, and Tenant shall vacate and deliver the Premises to Landlord as provided in Section 14.21 of this Lease.

14.23 BROKERAGE. Tenant warrants and represents that Tenant has dealt
      ---------
      with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker).

14.24 GOVERNING LAW. This Lease shall be governed exclusively by the
      -------------
      provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.

                                   ARTICLE 15
                                   ----------

                                OPTION TO EXTEND
                                ----------------

15.1 TENANT'S RIGHT. Provided that, at the time of such exercise, (i) there
     --------------
     exists no Default of Tenant; (ii) this Lease is still in full force and effect; and (iii) Tenant shall not have assigned this Lease or sublet any or all of the Premises, Tenant shall have the right to extend the Term of this Lease for one extended term (the "Extended Term") of three (3) years. The Extended Term shall commence on the day immediately following the expiration date of the Initial Term, and shall end on the day immediately preceding the third (3rd) anniversary of the first day of the Extended Term. Tenant shall exercise such option by giving Landlord notice of its desire to do so, not later than nine (9) months prior to the expiration of the Initial Term, it being agreed that time shall be of the essence with respect to the giving of such notice. The giving of such notice shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, the Term of this Lease shall automatically terminate at the end of the Initial Term, and Tenant shall have no further right or option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except that: (i) Landlord shall have no obligation to pay any construction or improvements allowance, or to perform any alterations or improvements to the Premises, with respect to the Extended Term; and (ii) the Basic Rent for the Extended Term shall be determined in accordance with section 15.2.

15.2 EXTENDED TERM RENT. The Basic Rent for the Extended Term shall be the fair
     ------------------
     market rental value of the Premises (exclusive of the cost of supplying electricity to the Premises) as of the commencement of the Extended Term (including without limitation such inflation indicators or periodic increases as may then be customary in the market for comparable space), determined without regard to Tenant's right to extend, as agreed by the parties, plus the Electricity Allowance. In the event that Landlord and Tenant are unable to agree on the fair market rental value of the Premises for the Extended Term sooner than the first day of the sixth month before the expiration of the Initial Term, the fair market rental value shall be determined by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, except that there shall be only one arbitrator, who shall have had at least ten (10) years' experience as a real estate broker or appraiser in the greater Boston area. In no event, however, shall the Basic Rent for the Extended Term (which does not include Escalation Charges) be less than the Basic Rent (which does not include Escalation Charges) in effect on the last day of the Initial Term, it being understood that during the Extended Term Escalation Charges shall continue to be calculated based on Base Taxes and Base Operating Expenses set forth in Section 1.2 of this Lease


      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.


                                     LANDLORD:  OTR, an Ohio General Partnership
                                     --------



                                                By:___________________________
                                                   a General Partner,
                                                   Hereunto Duly Authorized

                                             TENANT:  PERITUS SOFTWARE SERVICES,
                                             ------
INC.,
                                                     a Massachusetts corporation


                                                By:___________________________
                                                  (Vice) President



                                                By:___________________________
                                                  (Assistant) Treasurer

                                    EXHIBIT B

                        RULES AND REGULATIONS OF BUILDING


I.    The following regulations are generally applicable:

      1. The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

      2. No awnings, curtains, blinds shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

      3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor places in the halls, corridors or vestibules.

      4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

      5. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for manufacturing. Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

      6. Tenant must, upon the termination of its tenancy, restore to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

      7. The Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and holidays all persons connected with or calling upon the Tenant who do not present a pass to the Building signed by the Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

      8. The requirements of Tenant will be attended to only upon application at the Building Superintendent's Office. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

      9. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

      11. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows or skylights or down the passageways.

      12. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

      13. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing draperies when sun's rays fall directly on windows of Premises.

      14. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.


II. The following regulations are applicable to any additions, alterations or improvements being undertaken by or for Tenant in the Premises:


A.    General
      -------

      1. All alterations, installations or improvements ("Alterations") to be made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

      2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations. Drawings are to be complete with full details and specifications for all of the Alterations.

      3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

      4. No work shall be permitted to commence without the Landlord being furnished with a valid permit and all other necessary approvals from agencies having jurisdiction.

      5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal working hours and Tenant shall provide the Building manager with at least 24 hours' notice prior to proceeding with such work.

      6. All inquiries, submissions, approvals and all other matters shall be processed through the Building manager.

B.    Prior to Commencement of Work
      -----------------------------

      1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

      (i) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

      (ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

      (iii)  A properly executed building permit application form.

      (iv) Four executed copies of the Insurance Requirements agreement in the form attached to these Tenant's Work Requirements as Exhibit D from Tenant's contractor and if requested by Landlord from the contractor's subcontractors.

      (v) Contractor's and subcontractor's insurance certificates including an indemnity in accordance with the Insurance Requirements agreement.

      2.  Landlord will return the following to Tenant:

      (i) Two sets of plans approved or a disapproval with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental agencies).

      (ii)  Two fully executed copies of the Insurance Requirements agreement.

      3. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

C.    Requirements and Procedures
      ---------------------------

      1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

      2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

      3. Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

      4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

      5.  Tenant's contractor shall:

      (i)  have a superintendent or foreman on the Premises at all times;

      (ii) police the job at all times, continually keeping the Premises orderly;

      (iii) maintain cleanliness and protection of all areas, including elevators and lobbies.

      (iv) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

      (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

      (vi)  avoid the disturbance of other tenants.

      6. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

      7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

      8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

      9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

      10. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

      11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.


III. The following regulations shall be effective with respect to any plans or specifications that Tenant is required to prepare under the Lease:

      Whenever Tenant shall be required by the terms of the Lease to submit plans to Landlord in connection with any improvement or alteration to the Premises, such plans shall include at least the following:

      1. Floor plan indicating location of partitions and doors (details required of partition and door types).

      2. Location of standard electrical convenience outlets and telephone outlets.

      3.  Location and details of special electrical outlets; e.g.,
                                                              ----
          photocopiers, etc.

      4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

      5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

      6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

      7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

      8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

      9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

      10. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

      11. Location and weights of storage files.

      12. Location of any special soundproofing requirements.

      13. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

      14. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's Plans.

      15. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

      16. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

      17. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

                                    EXHIBIT C

                     [ITEMS INCLUDED IN OPERATING EXPENSES]


Without limitation, Operating Expenses shall include:

      1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, snow removal, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants and bookkeepers (to the extent not covered by the management fee), janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

      2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property, including without limitation fees, if any, imposed upon Landlord, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

      3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

      4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Suburban Route 495 area for similar properties, but in no event more than four percent (4%) of gross annual income of the Property, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof pursuant to an arms-length agreement, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

      5. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Suburban Route 495 area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

      6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor,
                                             ----
reasonably determined by Landlord, as being the interest rate then being charged for long- term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

      7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly (i.e., other than
                                                              ----
by escalation payments) by tenants.

      8. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

      9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

      10. Landlord's allocation to the Building of the cost of any services and materials provided to the Park, to the extent serving or benefiting the common areas or more than one building (including the Building) in the Park, as provided in Article 9 of the Lease.


      Operating Expenses shall in no event include:


     (i) any increase in Landlord's insurance rates which may result from the negligent or willful and wrongful failure of Landlord or its agents, employees or contractors to comply with the provisions of this Lease or with applicable laws;

     (ii)   depreciation;

     (iii)  interest on and amortization of debt;

     (iv) costs, fees and expenses (including advertising, legal and brokerage costs and fees) for procuring new tenants for the Building;

     (v)    costs incurred in financing or refinancing of the Building;

     (vi) the cost of any item included in Operating Expenses to the extent that Landlord is actually reimbursed for such cost by Tenant, or by an insurance company, a condemning authority, another tenant or any other party;

     (vii)  ground rent;

     (viii) to the extent paid for from the management fee, wages, salaries or other compensation paid to any employees at or below the grade of Building manager, and in any event, salaries or other compensation paid to employees above such grade;

     (ix) any costs representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid absent such relationship;

     (x) any expenses for repairs or maintenance to the extent covered by warranties or service contracts;

     (xi)   Taxes; and

     (xii) any costs incurred in removing Hazardous Materials (i) currently located on the Property as of the date hereof, and (ii) of which the
                                                           ---
            Landlord has actual notice.

                                    EXHIBIT D

                       CONTRACTOR'S INSURANCE REQUIREMENTS


      Building:

      Tenant:

      Premises:

      The undersigned contractor or subcontractor ("Contractor") has been hired by the tenant or occupant (hereinafter called "Tenant") of the Building named above or by Tenant's contractor to perform certain work ("Work") for Tenant in the Premises identified above. Contractor and Tenant have requested the undersigned landlord ("Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

      1. Contractor agrees to indemnify and save harmless the Landlord, Spaulding & Slye, Inc. and their respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

      2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

      (a) Workmen's Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

      (b) Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

      Personal Injury:

          $3,000,000 per person
          $10,000,000 per
          occurrence

          Property Damage:
          $3,000,000 per occurrence $3,000,000 aggregate

      (c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
      Work) for not less than the following limits:

          Bodily Injury:
          $1,000,000 per person
          $1,000,000 per occurrence

          Property Damage:
          $1,000,000 per occurrence

          Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

      3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

      (a) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

      (b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
      Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

      Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

      Agreed to and executed this day of               , 19  .

                         Contractor:  Landlord:

                         By:


                         By:________________________________


                         By:________________________________

                                    EXHIBIT E
                              (Commencement Letter)



                                          ____________________, 199

[Name of Contact]
[Name of Tenant]



      RE: [Name of Tenant]
          [Premises Rentable Area and Floor]

Dear [Name of Contact]:

      Reference is made to that certain Lease, dated as of           , 199 ,
between                                      as Landlord and _______________ as
Tenant, with respect to approximately square feet of space on the ____________
floor of                                           , Massachusetts. In
accordance with Section 4.1 of the Lease, this is to confirm that the Commencement Date of the term of such Lease occurred on ________, and that the Initial Term of such Lease shall expire on _____________. If the foregoing is in accordance with your understanding, would you kindly execute this letter in the space provided below, and return the same to us for execution by Landlord, whereupon it will become a binding agreement between us.

                                        Very truly yours,



                                        By:___________________________
                                          (Vice) President

Accepted and Agreed:

[Name of Tenant]

By:  _____________________
  Name:________________
  Title:_______________
  Date:________________

                                   EXHIBIT F

       [Equipment Constituting a Portion of Tenant's Removable Property]

                                  EXHIBIT LW-1


                             [Plan to be Furnished]

                                  EXHIBIT LW-2

The Original Scope of Work shall include the following:


Third Floor - 6,906 square feet:

1. Remove 11 offices
2. Remove private bathroom
3. Remove existing kitchen wall
4. Add new kitchen with VTC floor
5. Install new carpet throughout
6. Paint entire space
7. Add and/or relocate sprinkler heads where necessary
8. Electrical - Estimate: $3.50/SF for the following:
   a. Replace approximately 80% of existing light fixtures with parabolic lights
   b. Add convenience outlets
   c. Fire alarm upgrade
   d. Power to new kitchen
   e. New switches
9. HVAC - Estimate: $1.00/SF for the following:
   a. Minor redistribution and balancing
   b. Preventitive maintenance on equipment
   c. No new mechanical equipment


First Floor - 1,300 square feet

1.    Replace existing carpeting with VCT floor

                          LEASE MODIFICATION AGREEMENT
                                      NO. 1


     THIS LEASE MODIFICATION AGREEMENT NO. 1 (this "Agreement") dated as of August 30, 1999, by and between OTR, an Ohio general partnership ("Landlord") and Peritus Software Services, Inc., a Massachusetts corporation ("Tenant").

                                   WITNESSETH
                                   ----------

     WHEREAS, Landlord and Tenant entered into a Lease dated February 2, 1999, for 8,206 square feet of space (the "Existing Premises") in the building (the
                                     -----------------
"Building") known as 112 Turnpike Road, Westborough Executive Park, Westborough,
 --------
Massachusetts (the "Lease"); and

     WHEREAS, the Term of Lease expires by its terms on December 31, 2001, and Landlord and Tenant mutually desire to enlarge the size of the Premises by adding thereto approximately 3,431 square feet of space (the "Additional
                                                              ----------
Premises") adjacent to the Existing Premises and shown on Exhibit A hereto; and
--------

     WHEREAS, Landlord and Tenant mutually intend and desire to modify the Lease on and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. Tenant currently occupies the Existing Premises, and agrees that Landlord is not responsible or liable to perform any work therein, or to pay any allowance or contribution toward the cost of any work to be performed by Tenant therein. Except as hereinafter expressly provided, and without in any way derogating from Landlord's obligations under the Lease to repair and maintain the Building and its systems, Tenant accepts the Additional Premises in their current AS IS condition, and without representation or warranty by Landlord.

          2. (a) Effective from and after the Effective Date (as hereinafter defined), the definition of "Premises" set forth in Section 1.2 of the Lease is amended such that the Premises shall contain both the Existing Premises and the Additional Premises.

          (b) Effective from and after the Effective Date, the definition of "Premises Rentable Area" set forth in Section 1.2 of the Lease is amended by increasing the number of square feet from 8,206 to 11,637, comprising the Existing Premises and the Additional Premises.

          (c) Commencing on the Effective Date (or, if the Effective Date occurs after September 15, 1999, then on October 1, 1999), and continuing throughout the Lease Term, the

Basic Rent payable under the Lease for the Additional Premises shall be $78,913.00 per year, payable in equal monthly installments of $6,576.08 (representing $23.00 per rentable square foot of Premises Rentable Area).

          (d) Tenant agrees to pay Landlord upon execution and delivery of this Agreement the amount of $13,152.16, which sum shall increase the Security Deposit from $28,721.00 to $41,873.16.

          3. Commencing on the Effective Date and continuing throughout the Lease Term, the Estimated Electricity Payment payable under the Lease shall be increased to $11,055.15 per year payable in equal monthly installments of $921.26 (representing $0.95 per rentable square foot of Premises Rentable Area).

          4. Commencing from and after the Effective Date, the definition of "Escalation Factor" set forth in the Lease shall be 17.2%.

          5. The Effective Date shall be the earlier to occur of: (i) October 1, 1999 or (ii) the date upon which Tenant first occupies the Additional Premises for the conduct of its business. From and after the full execution hereof, Landlord shall permit Tenant's contractors and suppliers to have access to the Additional Premises for the purpose of preparing the same for Tenant's occupancy, such occupancy to be subject to all of the provisions of the Lease (other than the provisions of Sections 2(b), (c) and (d) and Sections 3 and 4 hereof).

          6. Commencing on the Effective Date and continuing throughout the Term of the Lease, if Tenant desires to lease any office space in the 495/Mass Pike Market Area as shown on Exhibit B attached hereto, Tenant shall give Landlord written notice (the "Offer Notice") specifying the approximate size and the proposed use of the space desired from time to time by Tenant (the "Desired Space"). The Offer Notice shall constitute an irrevocable offer by Tenant to lease the Desired Space from Landlord for a term coterminous with the Term of the Lease at a rent equal to fair market rental value. If Landlord has the Desired Space available for lease in any building owned by Landlord within the 495/Mass Pike Market Area and Landlord desires to lease to such space to Tenant, Landlord shall notify Tenant in writing (the "Acceptance Notice") of its acceptance of Tenant's offer within thirty (30) days from Landlord's receipt of the Offer Notice. If Landlord accepts Tenant's offer, Landlord and Tenant shall promptly enter into a lease for the Desired Space containing substantially the same terms contained in the Lease (or amend the Lease to include the Desired Space) except that the rent for the Desired Space shall be fair market rental value. In the event that Landlord and Tenant are unable to agree on the fair market rental value of the Desired Premises sooner than the thirtieth (30th) day following Tenant's receipt of the Acceptance Notice, the fair market rental value shall be determined by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, except that there shall be only one arbitrator, who shall have had at least ten (10) years' experience as a real estate broker or appraiser in the greater Boston area. If Landlord does not accept Tenant's offer as aforesaid, Tenant shall be free to lease the Desired

Space elsewhere within six (6) months following the date of the Offer Notice; if Tenant fails to lease the Desired Space elsewhere within such six (6) month period as aforesaid, Tenant shall again be obligated to submit an Offer Notice to Landlord if Tenant continues to desires to lease the Desired Space.

          7. Prior to the end of the Initial Term, Tenant shall advise Landlord of whether Tenant intends to lease office space in the 495/Mass Pike Market Area substantially comparable in size and type to the Premises. If Tenant so notifies Landlord and if Tenant shall have failed to exercise its option to extend as set forth in Article 15 of the Lease, Landlord shall have the right, by written notice to Tenant given prior to the thirtieth (30th) day following the giving of Tenant's notice, to require Tenant to lease the Premises upon the terms contained in Article 15 of the Lease.

          8. As a material inducement to Landlord entering into this Agreement, Tenant certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Building which are not contained or referred to herein or in the Lease, (ii) Landlord is not in default in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; and (iv) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

          9. Landlord and Tenant each mutually covenant, represent and warrant to the other that it has had no dealings or communications with any broker or agent (other than Spaulding & Slye, whose fee shall be paid by Landlord) in connection with this Agreement and each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commission or charges to any broker or agent claiming through the indemnifying party with respect hereto.

          10. Tenant represents and warrants that it has taken all necessary corporate, partnership or other action necessary to execute and deliver this Agreement, and that this Agreement constitutes the legally binding obligation of Tenant, enforceable in accordance with its terms. Tenant further represents and warrants that it has full and complete authority to enter into and execute this Agreement and acknowledges that Landlord is relying upon Tenant's representation of its authority to execute this Agreement and Tenant shall save and hold Landlord harmless from any claims or damages, including reasonable attorneys' fees, arising from Tenant's misrepresentation of its authority to enter into and execute this Agreement.

          11. This Agreement is executed by certain employees of the State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"). In consideration for entering into this Agreement, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, not shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRBO.

          12. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

          13. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect.

  IN WITNESS WHEREOF, parties have set their respective hands as of the date first above written.

                               LANDLORD:

                               OTR, an Ohio general partnership, as nominee for the State Teachers Retirement System of Ohio

                               By:________________________________
                               a General Partner,
                               Hereunto Duly Authorized


                               TENANT:

                               PERITUS SOFTWARE SERVICES, INC.

                               By:  ____________________________
                               Name:
                               Title: